UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2007

Commission file number: 0-23687

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of small business issuer as specified in its charter)
Colorado	84-1379282
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)
(604) 331-0995
(Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 24, 2007, our company, Stockgroup Information Systems Inc., together with Stockgroup Systems Ltd. and Stockgroup Media Inc., both of which are wholly-owned subsidiaries of our company, entered into a purchase agreement with TeleCommunication Systems, Inc. and its wholly-owned subsidiary TeleCommunication Systems (Holdings) Limited, whereby our company has agreed to acquire the Mobile Finance division of TeleComunication Systems Inc. The purchase price for this business consists of 1,500,000 of our common shares, which will be issued as restricted securities but for which we have granted ‘piggyback’ registration rights, the assumption of all of the liabilities of the business and up to $500,000 in cash that may be paid on or before April 1, 2008 if gross profit from the acquired business for the fiscal year ended December 31, 2007 meets or exceeds $3,000,000.

The Mobile Finance division of TeleCommunication Systems Inc. operates in the United States, England, Europe and Australia. To purchase this business, we are acquiring all of the issued and outstanding shares of two operating companies that are incorporated in England and Wales, one operating company incorporated in Spain and a fourth operating company incorporated in the Netherlands, together with the U.S. and Australian assets of the business that we are acquiring directly from TeleCommunication Systems, Inc.

The purchase agreement provides for a closing date of not later than January 31, 2007.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement dated January 24, 2007
99.1	Press release issued by Stockgroup Information Systems Inc. on January 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2007

Stockgroup Information Systems Inc.

(Registrant)

By: /s/ Susan Lovell

Susan Lovell

Chief Financial Officer